Exhibit (h)(vi) under Form N-1A
                                                 Exhibit (10) under 601/Reg. S-K


                             AMENDMENT NUMBER 4 TO
                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                    BETWEEN
                       FEDERATED ADMINISTRATIVE SERVICES
                                      AND
                             THE INVESTMENT COMPANY


      This Amendment Number 4 (the "Amendment") to the Agreement for Administrative Services, dated November 1, 2003 ("AGREEMENT") between Federated Core Trust (the "Investment Company") on behalf of its portfolios Federated Mortgage Core Portfolio and High Yield Bond Portfolio (the "Funds") and Federated Administrative Services ("Company") is made and entered into as of the 1st day of September, 2006. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

      WHEREAS, the Investment Company has entered into the Agreement with the Company; and

      WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.


      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


1. Amendment to the Agreement.  The Agreement is hereby amended by deleting
   Article 5 in its entirety and replacing it with the following:

      ARTICLE 5.  COMPENSATION.

      The Company shall not charge a fee for its services to the Funds rendered hereunder.


   2. The Amendments set forth herein shall become effective as to each Fund as of the date of initial investment by a portfolio of Federated Managed Pool Series in such Fund.


   3. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.




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


      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                          FEDERATED CORE TRUST, ON BEHALF OF ITS
                          PORTFOLIOS, FEDERATED MORTGAGE CORE PORTFOLIO AND HIGH YIELD BOND PORTFOLIO

                          By:  /s/ John B. Fisher
                          Name:  John B. Fisher
                          Title:  President

                          FEDERATED ADMINISTRATIVE SERVICES

                          By:  Theodore W. Zierden, III
                          Name:  Theodore W. Zierden, III
                          Title:  President





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


                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                   EXHIBIT 1
                   This contract is for federated funds only.
                             (revised as of 9/1/06)
CONTRACT
DATE        INVESTMENT COMPANY

11/1/03     FEDERATED CORE TRUST
11/1/03           Federated Mortgage Core Portfolio
11/1/03           High-Yield Bond Portfolio





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